EXHIBIT 10(c)


THIS OPTION HAS BEEN, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO RESALE. THIS OPTION HAS NOT BEEN, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS OPTION WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS OPTION NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS OPTION, MAY BE SOLD OR TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN APPLICABLE EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.



              AMENDED AND RESTATED EMPLOYEE STOCK OPTION AGREEMENT


         THIS AMENDED AND RESTATED STOCK OPTION AGREEMENT (this "Agreement") is dated as of December 18, 2002, with an original grant date of August 1, 2002 (the "Grant Date") among Robert E. Dixon residing at 70 Somerset Rd., Piedmont CA 94108 ("Employee") and Sutter Holding Company, Inc., a Delaware corporation having its principal place of business at 150 Post Street, #405 San Francisco CA 94108 (the "Company").

                                    RECITALS

         The Company and Employee have entered into an Employment Agreement dated as of the Grant Date (the "Employment Agreement") pursuant to which Employee has agreed to be employed by the Company. As an inducement to Employee to enter into the Employment Agreement and remain in the employ of the Company, the Company has agreed to grant an option to Employee giving him the right to acquire common stock of the Company on the terms and conditions described in this Agreement.

         In consideration of the premises, obligations and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant of Options.

                  1.1 The Company hereby grants to Employee the right to purchase all or any part of forty thousand (40,000) shares of the Company's Common Stock, subject to, and in accordance with, the terms and conditions set forth herein (the "Option").

                  1.2 The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

                  1.3 The Company shall take such action as is necessary to reserve a sufficient number of shares of its Common Stock for issuance upon exercise of the Option.



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         2. Exercise Price.

                  The exercise price per share at which Employee shall be entitled to purchase shares of Common Stock upon exercise of the Option shall be $11.00 per share.

         3. Duration of Options.

                  The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the date of this Agreement; provided, however, that an Option may be terminated earlier as provided in Section 6.

         4. Vesting of Option.

                  The Option shall vest in accordance with the following schedule:

                  4.1 Options to purchase 13,333 shares of Common Stock shall vest on the first anniversary of the Grant Date.

                  4.2 Options to purchase 13,333 shares of Common Stock shall vest on the second anniversary of the Grant Date

                  4.3 Options to purchase 13,334 shares of Common Stock shall vest on the third anniversary of the Grant Date.

                  4.4 As options to purchase shares vest in accordance with the foregoing schedule, they shall become "Vested Options."

         5. Manner of Exercise and Payment.

                  5.1 Subject to the terms and conditions of this Agreement, Vested Options may be exercised in whole at any time, or in part from time to time, by delivery of written notice to the Company at its principal executive office. Such notice shall state the number of shares in respect of which Vested Options are being exercised and shall be signed by Employee. If requested by the Company, Employee shall deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise.

                  5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by (i) the full purchase price for the shares in respect of which Vested Options are being exercised, in cash or by check.

                  5.3 Upon receipt of notice of exercise and full payment for the shares in respect of which Vested Options are being exercised, the Company shall take such action as may be necessary to affect the transfer to Employee of the number of shares to which such exercise was effective.


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                  5.4 Employee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares subject to the Option until (i) Vested Options shall have been exercised pursuant to the terms of this Agreement and Employee shall have paid the full purchase price for the number of shares in respect of which Vested Options were exercised, (ii) the Company shall have issued and delivered to Employee certificates evidencing the shares, and (iii) Employee's name shall have been entered as a stockholder of record on the books of the Company, whereupon Employee shall have full voting and other ownership rights with respect to such shares.

         6. Anti-Dilution Provision.

                  6.1 In the event that the outstanding shares of Common Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend,

                  (a) the aggregate number and kind of shares subject to the Options granted hereunder shall be adjusted appropriately;

                  (b) rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option price, shall be adjusted appropriately; and

                  (c) where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate, but the Employee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise outstanding unexercised Options in full, whether or not such Options have vested and without regard to any installment exercise provisions.

                  6.2 Notwithstanding any provisions of Section 6.1 above, in the event of a spin-off, carve out, cash dividend or other distribution of capital, the Exercise Price shall be adjusted appropriately.

                  6.3 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board of Directors of the Company in the good faith exercise of its business judgment. Any such adjustment may provide for the elimination of fractional share interests.

         7. Termination of Employment.

                  7.1 Upon termination of Employee's employment by the Employee, other than by reason of death or disability, Options that have not prior thereto become Vested Options shall automatically expire and terminate in full. Options that have prior thereto become Vested Options shall, notwithstanding any other provision of this Agreement, expire 180 days after the date of termination of employment.


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                  7.2 Upon termination of Employee's employment by reason of death or disability, Options that have not prior thereto become Vested Options shall automatically expire and terminate in full. All Vested Options shall be exercisable by Employee if Employee is physically disabled, by Employee's guardian if Employee is mentally disabled, or by the legatee or legatees under Employee's will, Employee's distributees if employee dies intestate, or Employee's executor or personal representative, and such person or persons shall be substituted for Employee each time Employee is referred to herein, provided such person or persons agree in writing to be subject to and bound by this Agreement.

                  7.3 Upon termination of Employee's employment by the Company, other than by reason of death or disability, Options that have not prior thereto become Vested Options shall automatically become Vested Options. The term and strike price of the options shall be unaffected.

         8. Nontransferability.

                  The Option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of Employee, the Option shall be exercisable only by Employee.

         9. No Right to Continued Employment.

                  Nothing in this Agreement shall be interpreted or construed to confer upon Employee any right with respect to continuance of employment by the Company, nor shall this Agreement interfere in any way with the right of the Company to terminate Employee's employment at any time.

         10. Effect of Liquidation.

                  Subject to Section 6 hereof, upon the effective date of the dissolution of the Company, the Option shall continue in effect in accordance with its terms and Employee shall thereafter be entitled to receive in respect of all shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of shares was entitled to receive upon dissolution.

         11. Withholding of Taxes.

                  In the event that upon exercise of any Option any federal, state and local income taxes and other amounts are required by law to be withheld (the "Withholding Taxes") with respect to the Option, Employee shall pay the Withholding Taxes to the Company in cash prior to the issuance of such shares.


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         12. Representations and Warranties of the Company.

             The Company hereby represents and warrants to Employee that:

                  12.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

                  12.2 The Company has the requisite power and authority to enter into and perform the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of the Company and no other corporate approval or authorization or other action on the part of the Company is necessary in order to permit the Company to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  12.3 Shares of the Common Stock, when issued, delivered and paid for upon exercise of any Option as described in this Agreement will be validly issued, fully paid and non-assessable.

         13. Representations and Warranties of Employee.

                  Employee hereby represents and warrants to the Company that Employee is acquiring the Option and any Common Stock acquired by him pursuant to the exercise of the Option for his own account, for investment and not with a view to the sale or distribution thereof, nor with any present intention to distribute or sell the Common Stock.

         14. Stock Legend.

                  Each certificate representing Common Stock initially issued upon exercise of an Option, unless at the time of the exercise the Company has completed an initial public offering of its Common Stock and the sale of shares to Employee pursuant to the exercise of the Option has been registered under the Securities Act, shall bear such legend or legends as the Company may deem necessary or appropriate to reflect any applicable restrictions on transfer, including a legend in form and substance comparable to the following:

         THE SHARES OF STOCK (THE "SHARES") EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO RESALES, PLEDGES, HYPOTHECATIONS OR OTHER TRANSFERS OF THE SHARES EVIDENCED BY THIS CERTIFICATE SHALL BE MADE AT ANY TIME

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         WHATSOEVER, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
         STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UPON THE ISSUANCE OF A FAVORABLE OPINION OF LEGAL COUNSEL ACCEPTABLE TO THE CORPORATION THAT THE RESALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF SUCH SHARES SHALL NOT BE IN VIOLATION OF THE ACT, OR ANY STATE SECURITIES ACT.

Certificates issued upon the transfer of any such shares of Common Stock shall also bear such legends as were on the certificate surrendered for transfer unless the Company shall have consented to the removal of such legends.

         15. Notices.

                  All notices or other communications which may be or are required to be given, served or sent by a party pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier), mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telex or facsimile transmission, addressed as follows:

If to the Company:         150 Post Street, Suite 405
                           San Francisco, CA 94108

If to Employee:            70 Somerset Rd.
                           Piedmont, CA 94108


         16. Modification of Agreement.

                  This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         17. Severability.

                  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

         18. Governing Law.

                  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.


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         19. Successors in Interest.

                  This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of Employee's legal representatives. All obligations imposed upon Employee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon Employee's heirs, executors, administrators and successors.

         20. Headings.

                  Headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         21. Counterparts.

                  This Agreement may be executed in ore or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      SUTTER HOLDING COMPANY, INC.


                                      --------------------------------
                                      By: William G. Knuff, III
                                      Title: Co-Chief Executive Officer



                                      --------------------------------
                                      Employee
















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